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                                                                    Exhibit 10.1


                      INTEGRATED INFORMATION SYSTEMS, INC.

                          1997 LONG-TERM INCENTIVE PLAN
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                      INTEGRATED INFORMATION SYSTEMS, INC.
                          1997 LONG-TERM INCENTIVE PLAN


ARTICLE 1         PURPOSE

         1.1 GENERAL. The purpose of the Integrated Information Systems, Inc. 1997 Long-Term Incentive Plan (the "Plan") is to promote the success and enhance the value of Integrated Information Systems, Inc. (the "Company") by linking the personal interests of its officers, directors, employees, consultants, or independent contractors to those of Company stockholders and by providing its officers, directors, employees, consultants, or independent contractors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of officers, directors, employees, consultants, or independent contractors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards, non-qualified awards, and other awards from time to time to officers, directors, employees, consultants, or independent contractors.

ARTICLE 2         EFFECTIVE DATE

         2.1 EFFECTIVE DATE. The Plan is effective as of January 1, 1997 (the "Effective Date").

ARTICLE 3         DEFINITIONS AND CONSTRUCTION

         3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                  (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, or Performance Share Award granted to a Participant under the Plan.

                  (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                  (c)      "Board" means the Board of Directors of the Company.

                  (d) "Change of Control" means and includes each of the following:


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                           (1)      When the individuals who, at the beginning
                                    of any one-year period, constituted the
                                    Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period and who have not otherwise died or become Disabled;

                           (2) A change of control of the Company through a transaction or series of transactions. such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act) directly or indirectly of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding securities;

                           (3) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares of Stock immediately before the merger own at least forty-nine percent (49%) of the common stock of the surviving corporation immediately after the merger;

                           (4) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                           (5) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) of which the Company is a member.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means the committee of the Board described in Article 4.

                  (g) "Disability" means any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his/her customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder


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                           which in the judgment of the Committee is permanent
                           and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

                  (h) "Fair Market Value" means, as of any given date, the fair market value of Stock or other property on a particular date determined by such methods or procedures as may be established from time to time by the Committee.

                  (i) "For Cause Termination" means a termination of an employee's employment with the Company because the Company has determined, in good faith, that the employee has: (i) engaged in misconduct involving a material violation of established Company rules or policies for the conduct of its employees including, but not limited to, theft, gross negligence, discriminatory conduct prohibited by Company policies, sexual harassment of an employee or a subordinate, or such other similar offense or offenses that would be grounds for discharge of an employee under Company rules or policies; (ii) engaged in financial misconduct, including embezzlement or using Company assets for unauthorized personal use resulting in a material loss to the Company; (iii) engaged in a willful and continued failure to substantially perform employee's duties and responsibilities (other than due to a Disability) and employee has received written notice of such failure prior to a For Cause Termination; (iv) breached an agreement that relates to the employee's employment with the Company; or (v) been convicted of a crime constituting a felony.

                  (j) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (k) "Non Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option, but shall include any Option intended as an Incentive Stock Option that fails to meet the requirements thereof.

                  (l) "Option" means a right that is granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non Qualified Stock Option.

                  (m) "Participant" means a person whom, as an officer, director, employee, consultant, or independent contractor of the Company or any Subsidiary, has been granted an Award under the Plan.


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                  (n)      "Performance Share" means a right granted to a
                           Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

                  (o) "Plan" means the Integrated Information Systems, Inc. 1997 Long-Term Incentive Plan, as amended from time to time.

                  (p) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

                  (q) "Retirement" means retirement from active service as an officer or employee of the Company on or after attaining age 60 after completing ten years of service with the Company.

                  (r) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

                  (s) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

                  (t) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

ARTICLE 4         ADMINISTRATION

         4.1 COMMITTEE. The Plan shall be administered by a committee (the "Committee") that is appointed by, and shall serve at the discretion of, the Board.

         4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.


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         4.3      AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

                  (a)      Designate Participants to receive Awards;

                  (b) Determine the type or types of Awards to be granted to each Participant;

                  (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                  (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse or forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

                  (e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (g) Decide all other matters that must be determined in connection with an Award;

                  (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                  (i) Interpret the Plan and any agreements defining the rights and/or obligations of the Company; and

                  (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

         4.4 DECISIONS BINDING. The Committees interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.


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ARTICLE 5         SHARES SUBJECT TO THE PLAN

         5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 12.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be two million (2,000,000) shares.

         5.2 LAPSED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

         5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury stock, or Stock purchased on the open market.

ARTICLE 6         ELIGIBILITY AND PARTICIPATION

         6.1 ELIGIBILITY. Persons eligible to participate in this Plan include all officers, directors, employees, consultants, or independent contractors of the Company or a Subsidiary, as determined by the Committee, including employees who are also members of the Board.

         6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature, terms, and amount of each Award pursuant to Section 4.3 of the Plan. No individual shall have any right to be granted an Award under this Plan.

         6.3 EVIDENCE OF AWARD. All Awards shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

ARTICLE 7         STOCK OPTIONS

         7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee and set forth in the Award Agreement. It is the intention under the Plan that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant; provided, however, that the Committee may, in its discretion, grant Options (other than Incentive Stock Options with an exercise price of less than Fair Market Value on the date of grant.


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                  (b)      TIME AND CONDITIONS OF EXERCISE. The Committee shall
                           determine the time or times at which an Option may be exercised in whole or in part and the time or times at which an Option will lapse. The Committee also shall determine the performance of other conditions, if any, which must be satisfied before all or part of an Option may be exercised. Such conditions will be set forth in the Award Agreement.

                  (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

         7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees of the Company and the terms of any Incentive Stock Options panted under the Plan must comply with the following additional rules:

                  (a) EXERCISE PRICE. The Committee shall set the exercise price per share of Stock, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

                  (b) EXERCISE. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

                  (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the following circumstances:

                           (1) An Incentive Stock Option shall lapse ten years from the date it is granted. unless an earlier time is set in the Award Agreement.

                           (2)      An Incentive Stock Option shall lapse three
                                    (3) months after the Participants
                                    termination of employment if the termination of employment was attributable to: (i) Disability; (ii) Retirement; or (iii) any other reason, provided that the Committee has approved, in wilting, the continuation of any Incentive Stock Option outstanding on the date of the Participant's termination of employment.

                           (3)      Unless otherwise determined by the
                                    Committee, an Incentive Stock Option shall lapse seven (7) days following the Participants termination of employment if the termination of employment was a For Cause Termination.


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                           (4)      Unless otherwise determined by the
                                    Committee, an Incentive Stock Option shall lapse seven (7) days following employee's receipt of a written notice from Company that the Company has determined, in good faith, that the employee has breached the terms of any agreement between the Participant and the Company relating to the Participant's employment with the Company.

                           (5) If a Participant dies before the Option lapses pursuant to paragraph (1), (2), (3), or (4) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (i) the date on which the Option would have lapsed had the Participant lived and had his/her employment status (i.e., whether the Participant was employed by the Company on the date of his/her death or had previously terminated employment) remained unchanged; or (ii) twelve (12) months after the date of the Participant's death. Upon the Participant's death, any Incentive Stock Options exercisable at the Participant's death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive said Incentive Stock Option under the applicable laws of descent and distribution.

                  (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by
                           Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non Qualified Stock Options.

                  (e) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.


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                  (f)      EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an
                           Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

                  (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8         STOCK APPRECIATION RIGHTS

         8.1 GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:


                  (a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom the SAR is granted has the right to receive the excess, if any, of:

                           (1) The Fair Market Value of a share of Stock on the date of exercise; minus;

                           (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less, than the Fair Market Value of a share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

                  (b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9         PERFORMANCE SHARES

         9.1 GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

         9.2 RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which,


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                  depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant, provided that the time period during which the performance goals must be met shall, in all cases, exceed six months.

         9.3 OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10        RESTRICTED STOCK AWARDS

         10.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

         10.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

         10.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period. Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive, in whole or in part, restrictions or forfeiture conditions relating to Restricted Stock.

         10.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.


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ARTICLE 11        PROVISIONS APPLICABLE TO AWARDS

         11.1 STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

         11.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 11.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

         11.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period often years from the date of its grant.

         11.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of the Committee.

         11.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

         11.6 BENEFICIARIES. Notwithstanding Section 11.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan (collectively a "Beneficiary") is subject to all terms and


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                  conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his/her Beneficiary with respect to more than fifty percent (50%) of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a Beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

         11.7 STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

         11.8 TENDER OFFERS. In the event of a public tender for all or any portion of the Stock, or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for stockholder approval, the Committee may in its sole discretion declare previously granted Options to be immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non Qualified Stock Options.

         11.9 ACCELERATION UPON A CHANGE OF CONTROL. If so provided in a Participant's Award Agreement, if a Change of Control occurs, all outstanding Options, Stock Appreciation Rights, and other Awards shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non Qualified Stock Options. Upon, or in anticipation of such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine, except in the event that the surviving or resulting entity agrees to assume the Awards on terms and conditions that substantially preserve the Participant's rights and benefits of the Award then outstanding.


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         11.10    PROVISIONS FOR EXERCISE. No Award shall be exercisable or
                  shall vest until the date provided in the applicable Award Agreement. Once exercisable, an Award shall remain exercisable until expiration or earlier termination of the Award, unless the Committee otherwise provides.

ARTICLE 12        CHANGES IN CAPITAL STRUCTURE

         12.1 GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

ARTICLE 13        AMENDMENT, MODIFICATION AND TERMINATION

         13.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan.

         13.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 14        GENERAL PROVISIONS

         14.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

         14.2 NO STOCKHOLDERS' RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

         4.3 SHAREHOLDERS' AGREEMENTS. Upon the exercise of an Award, the Company shall have the right, at its option, to require the Participant (or Beneficiary) to execute a separate shareholders' agreement in order to effectuate such exercise. Any shareholders' agreement will be uniform in content and applicable to all Participants under the Plan.

         4.4 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

         4.5 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

         14.6 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

         14.7 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         14.8 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

         14.9 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

         14.10 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         14.11 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         14.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         14.13 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

INTEGRATED INFORMATION SYSTEMS, INC.



____________________________________
BY:      JAMES G. GARVEY
         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               FIRST AMENDMENT TO
                      INTEGRATED INFORMATION SYSTEMS, INC.
                          1997 LONG-TERM INCENTIVE PLAN

      Integrated Information Systems, Inc. (the "Company") previously approved the adoption of the Integrated Information Systems, Inc. 1997 Long-Term Incentive Plan (the "Plan") to provide certain employees, directors, and consultants or independent contractors with an incentive for outstanding performance. By this instrument, the Company desires to amend the Plan to increase the maximum aggregate number of shares of common stock of the Company to be reserved and available under the Plan.

      1. The provisions of this First Amendment shall be effective as of date indicated below.

      2. Section 5.1 (Number of Shares) of the Plan is hereby amended and restated in its entirety as follows:

             5.1 NUMBER OF SHARES. Subject to adjustment as provided in Section
      12.1 below, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be four million five hundred thousand (4,500,000) shares.

      3. This First Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

      IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on this _____________ day of ______________________________________,
2000.
                                    INTEGRATED INFORMATION SYSTEMS, INC.

                                    By:
                                       -------------------------------------

                                     Its:
                                       -------------------------------------